Exhibit 99.1

THE WENDY’S COMPANY REPORTS THIRD QUARTER 2026 RESULTS

Launches Dave’s Way, a multi-year strategy focused on growing customer traffic and market share while strengthening restaurant profitability, with actions underway and early signs of improving performance

Reported revenues of $547.0 million and global systemwide sales of approximately $3.3 billion

Generated net income of $15.1 million and adjusted EBITDA of $113.4 million

Generated net cash provided by operating activities of $239.0 million and free cash flow of $174.2 million through the first nine months of the year

Dublin, Ohio (November 5, 2026) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the third quarter ended September 27, 2026.

Strategic highlights:

•	Aligned global franchise system in support of Dave’s Way strategy focused on growing customer traffic and market share while strengthening restaurant profitability

•	Revised breakfast strategy to be location specific; decision rooted in test results that yielded significant profit improvement

•

Initiated portfolio optimization actions to strengthen franchisee economics, including planned Company restaurant acquisitions and transfers of franchised restaurants to well-capitalized, high-performing operators

•

Signed a letter-of-intent with Meritage Hospitality Group (“Meritage”) and its lenders for the Company to acquire up to 163 Wendy’s restaurants, subject to a definitive agreement, better and higher offers and court approval of the transaction. Meritage is also exploring the sale and recapitalization of its other markets

•	Strengthened leadership with appointment of new Chief Marketing and Customer Growth Officer, Tariq Hassan

Financial summary for the quarter ended September 27, 2026, compared to September 28, 2025:

•	Global systemwide sales decreased 5.9%, driven by a 7.6% decline in the U.S., partially offset by 3.5% growth in international

•	U.S. same-restaurant sales decreased 5.7% and international same-restaurant sales decreased 2.2%

•	Net income was $15.1 million and adjusted EBITDA was $113.4 million

•	Reported diluted earnings per share was $0.08 and adjusted earnings per share was $0.13

•	Net cash provided by operating activities was $239.0 million for the first nine months of the year and free cash flow was $174.2 million for the first nine months of the year

“I’m encouraged by how quickly our system has aligned around Dave’s Way, our multi-year business strategy rooted in the values and standards established by our founder,” said Bob Wright, President and Chief Executive Officer of The Wendy’s Company. “During the quarter, we committed resources to support the work across five strategic pillars, and we already have tests and new initiatives underway. Dave’s Way brings our areas of focus together in one integrated strategy with a clear objective: growing customer traffic and market share while strengthening restaurant profitability. While there is significant work ahead, I’m pleased with our early progress, including testing enhancements to our menu, improving marketing execution and accelerating our digital business. We are moving forward with focus and urgency to bring Wendy’s to its full potential.”

“We have evaluated the investment needs of Dave’s Way and are confident we have the financial capacity to execute the strategy,” said Steve Cirulis, Chief Financial Officer and Chief Strategy Officer of The Wendy’s Company. “With approximately $413 million in cash and $174 million of free cash flow year-to-date, we are well positioned to invest in our Dave’s Way strategy. We also anticipate our decision on the breakfast daypart could unlock up to $200 million in restaurant-level EBITDA across the system. We believe this approach balances meaningful investment in the business with a disciplined focus on returns and long-term value creation.”

Operational Highlights	2025			2026
Third Quarter	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth (1) (2)	(4.4)%	8.6%	(2.6)%	(7.6)%	3.5%	(5.9)%
Same-Restaurant Sales Growth (1) (2)	(4.7)%	3.0%	(3.7)%	(5.7)%	(2.2)%	(5.2)%
Systemwide Sales (In US$ Millions) (2) (3)	$3,004.1	$534.0	$3,538.1	$2,777.0	$549.4	$3,326.4
Restaurant Openings - Total / Net	23 / 12	31 / 17	54 / 29	13 / (13)	30 / 27	43 / 14
Quarter End Restaurant Count	5,979	1,384	7,363	5,711	1,483	7,194

Year-to-Date	US	Intl	Global	US	Intl	Global
Systemwide Sales Growth (1) (2)	(3.4)%	8.7%	(1.8)%	(7.7)%	4.3%	(6.0)%
Same-Restaurant Sales Growth (1) (2)	(3.7)%	2.4%	(2.9)%	(6.8)%	(1.6)%	(6.1)%
Systemwide Sales (In US$ Millions) (2) (3)	$9,051.5	$1,536.0	$10,587.5	$8,355.8	$1,614.2	$9,970.0
Restaurant Openings - Total / Net	72 / 46	100 / 77	172 / 123	57 / (258)	84 / 55	141 / (203)

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Third Quarter				Year-to-Date
	2025	2026	B / (W)		2025	2026	B / (W)
($ In Millions Except Per Share Amounts)	(Unaudited)
Total Revenues	$549.5	$547.0	(0.5)%		$1,633.9	$1,658.2	1.5%
Adjusted Revenues (1)	$442.5	$435.6	(1.6)%		$1,315.2	$1,311.1	(0.3)%
U.S. Company-Operated Restaurant Margin	13.1%	11.7%	(140	)bps	14.7%	12.3%	(240	)bps
General and Administrative Expense	$57.9	$73.1	(26.3)%		$185.6	$212.1	(14.3)%
Operating Profit	$92.0	$55.8	(39.3)%		$279.4	$200.0	(28.4)%
Net Income	$44.3	$15.1	(65.9)%		$138.6	$70.4	(49.2)%
Adjusted EBITDA (1)	$138.0	$113.4	(17.8)%		$409.2	$348.8	(14.8)%
Reported Diluted Earnings Per Share	$0.23	$0.08	(65.2)%		$0.71	$0.37	(47.9)%
Adjusted Earnings Per Share (1)	$0.24	$0.13	(45.8)%		$0.73	$0.43	(41.1)%
Cash Flow from Operations					$275.3	$239.0	(13.2)%
Free Cash Flow (1)					$195.6	$174.2	(10.9)%

(1)

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of the non-GAAP financial measures included in this release.

Third Quarter Financial Highlights

Systemwide Sales

Global systemwide sales decreased 5.9%, primarily driven by lower U.S. same-restaurant sales and a decrease in the number of restaurants in the U.S.

Total Revenues

Total reported revenues decreased $2.5 million, or 0.5%, primarily from lower franchise royalty revenue, partially offset by higher advertising funds revenue due to local advertising funds being reallocated to U.S. national advertising and higher Company-operated restaurant sales reflecting the Company’s acquisition of franchise-operated restaurants during the third quarter of 2025.

U.S. Company-Operated Restaurant Margin

U.S. Company-operated restaurant margin decreased 140 basis points, primarily due to a decline in traffic, labor rate inflation, and commodity inflation. These were partially offset by an increase in average check and labor efficiencies.

General and Administrative Expense

General and administrative expense increased $15.2 million, or 26.3%, primarily due to strategic initiative expenses in the current year and lower share-based compensation in the prior year as a result of the departure of the Company’s previous President and Chief Executive Officer.

Operating Profit

Operating profit decreased $36.2 million, or 39.3%, primarily due to an increase in general and administrative expense, lower net franchise fees due to an increase in the provision for doubtful accounts, lower franchise royalty revenue, and higher reorganization and realignment costs related to the Company’s portfolio optimization initiative.

Net Income

Reported net income decreased $29.2 million, or 65.9%, primarily due to a decrease in operating profit and an increase in interest expense, partially offset by lower income taxes.

Adjusted EBITDA

Adjusted EBITDA decreased $24.6 million, or 17.8%, primarily driven by lower net franchise fees, lower franchise royalty revenue, an increase in general and administrative expense, excluding strategic initiative expenses, and a decrease in U.S. Company-operated restaurant margin.

Adjusted Earnings Per Share

Adjusted earnings per share decreased $0.11, or 45.8%, primarily driven by a decrease in adjusted EBITDA.

Year to Date Free Cash Flow

Free cash flow decreased $21.4 million, or 10.9%, driven by a decrease in net cash provided by operating activities, partially offset by a decrease in capital expenditures and investments associated with the Company’s franchise development fund.

Company Declares Quarterly Dividend

The Company announced today the declaration of a quarterly cash dividend payment of $0.07 per share. The dividend is payable on December 15, 2026, to shareholders of record as of December 1, 2026.

Share Repurchases

The Company did not repurchase any shares in the third quarter of 2026 and has not repurchased any shares in the fourth quarter of 2026 as of the date of this release. Approximately $35.0 million remains available under the Company’s existing share repurchase authorization that expires in February 2027.

Conference Call and Webcast

The Company will host a conference call today, Thursday, November 5, at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials are now available on the Company’s Investor Relations website. The live conference call will be available by telephone at (833) 461-5787 for North American callers and (585) 542-9983 for international callers, both using event ID 536 954 295. A replay of the webcast will be available on the Company’s Investor Relations website.

About Wendy’s

The Wendy’s Company (Nasdaq: WEN) and Wendy’s® franchisees employ hundreds of thousands of people across more than 7,000 restaurants worldwide. Founded in 1969, Wendy’s is committed to the promise of Fresh Famous Food, Made Right, For You, delivered to customers through its craveable menu including made-to-order square hamburgers using fresh beef*, and fan favorites like the Spicy Chicken Sandwich and nuggets, Baconator®, and the Frosty® dessert. Wendy’s supports the Dave Thomas Foundation for Adoption®, established by its founder, which seeks to dramatically increase the number of adoptions of children waiting in North America’s foster care system. Learn more about Wendy’s at www.wendys.com. For details on franchising, visit www.wendys.com/franchising. Connect with Wendy’s on X, Instagram and Facebook.

*Fresh beef available in the contiguous U.S. and Alaska, as well as Canada, Mexico, Puerto Rico, the UK, and other select international markets.

Investor Contact:

Aaron Broholm

Head of Investor Relations

(614) 764-3345; aaron.broholm@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “annualized,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the impact of competition or poor customer experiences at Wendy’s restaurants; (2) adverse economic conditions or volatility or disruptions, including in regions with a high concentration of Wendy’s restaurants; (3) changes in discretionary consumer spending and consumer tastes and preferences; (4) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the impact of social or digital media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) the Company’s ability to successfully implement important strategic initiatives, effectively managing or maintaining growth and market share across its dayparts or executing strategic transactions; (11) the Company’s ability to grow its business through new restaurant development; (12) the Company’s ability to effectively manage the acquisition and disposition of restaurants and other restaurant activity; (13) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s and its franchisees’ dependence on computer systems and information technology, including risks associated with the failure or interruption of its systems or technology or the occurrence of cybersecurity incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and a focus on corporate responsibility issues; (24) risks associated with the availability and cost of insurance, the recognition of impairment or other charges, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) risks associated with the Company’s predominantly franchised business model; (26) Trian Fund Management, L.P. and certain of its affiliates filed a Schedule 13D/A with the Securities and Exchange Commission on February 18, 2026 indicating, among other things, that they intend to explore and evaluate the possibility of participating, alone or with third parties, in certain potential transactions with respect to the Company to enhance stockholder value; there can be no assurance that (i) any such potential transactions will occur or result in additional value for the Company’s stockholders or (ii) that the exploration of potential transactions will not have an adverse impact on the Company’s business; and (27) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow.

The Company uses adjusted revenue, adjusted EBITDA and adjusted earnings per share as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA is also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA and adjusted earnings per share provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, and adjusted earnings per share in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures, (ii) expenditures related to the Company’s franchise development fund and (iii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Argentina due to the highly inflationary economy of that country.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

U.S. Company-operated restaurant margin is defined as sales from U.S. Company-operated restaurants less cost of sales divided by sales from U.S. Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended September 28, 2025 and September 27, 2026

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2025	2026	2025	2026
Revenues:
Sales	$233,154	$234,865	$685,517	$700,378
Franchise royalty revenue	127,812	119,415	381,720	359,179
Franchise fees	24,198	22,885	71,738	80,787
Franchise rental income	57,339	58,455	176,204	170,722
Advertising funds revenue	107,013	111,373	318,738	347,135

	549,516	546,993	1,633,917	1,658,201

Costs and expenses:
Cost of sales	204,259	208,262	588,949	616,586
Franchise support and other costs	17,519	26,874	51,184	71,431
Franchise rental expense	30,941	30,420	94,272	88,635
Advertising funds expense	107,681	110,047	320,583	346,541
General and administrative	57,909	73,135	185,598	212,139
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	38,393	39,907	111,932	118,543
Amortization of cloud computing arrangements	5,226	5,036	13,449	14,375
Portfolio and system optimization gains, net	(29)	(3,689)	(326)	(5,981)
Reorganization and realignment costs	316	2,794	(202)	2,642
Impairment of long-lived assets	2,257	1,725	5,364	7,417
Other operating income, net	(7,005)	(3,325)	(16,321)	(14,139)

	457,467	491,186	1,354,482	1,458,189

Operating profit	92,049	55,807	279,435	200,012
Interest expense, net	(31,543)	(33,576)	(93,965)	(101,532)
Investment loss, net	—	—	(1,718)	—
Other income, net	2,730	3,200	10,301	9,683

Income before income taxes	63,236	25,431	194,053	108,163
Provision for income taxes	(18,984)	(10,338)	(55,459)	(37,742)

Net income	$44,252	$15,093	$138,594	$70,421

Basic and diluted net income per share	$.23	$.08	$.71	$.37
Number of shares used to calculate basic income per share	190,794	190,801	194,462	190,506

Number of shares used to calculate diluted income per share	191,253	191,801	195,195	191,304

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of December 28, 2025 and September 27, 2026

(In Thousands Except Par Value)

(Unaudited)

	December 28, 2025	September 27, 2026
ASSETS
Current assets:
Cash and cash equivalents	$300,833	$373,704
Restricted cash	39,207	39,381
Accounts and notes receivable, net	117,333	102,575
Inventories	7,387	6,565
Prepaid expenses and other current assets	55,412	77,552
Advertising funds restricted assets	97,867	93,333

Total current assets	618,039	693,110
Properties	937,795	881,879
Finance lease assets	312,844	321,154
Operating lease assets	642,589	569,299
Goodwill	774,088	773,194
Other intangible assets	1,170,671	1,142,269
Investments	25,227	22,272
Net investment in sales-type and direct financing leases	284,891	272,939
Other assets	190,417	187,741

Total assets	$4,956,561	$4,863,857

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$29,750	$29,750
Current portion of finance lease liabilities	26,673	28,105
Current portion of operating lease liabilities	51,119	52,724
Accounts payable	30,450	22,787
Accrued expenses and other current liabilities	116,655	141,497
Advertising funds restricted liabilities	96,454	92,176

Total current liabilities	351,101	367,039
Long-term debt	2,730,502	2,712,727
Long-term finance lease liabilities	646,715	647,673
Long-term operating lease liabilities	660,257	581,740
Deferred income taxes	287,753	280,301
Deferred franchise fees	87,956	80,078
Other liabilities	74,894	69,846

Total liabilities	4,839,178	4,739,404
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 190,324 and 191,215 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,986,150	2,984,213
Retained earnings	435,124	438,810
Common stock held in treasury, at cost; 280,100 and 279,209 shares, respectively	(3,286,965)	(3,275,436)
Accumulated other comprehensive loss	(63,968)	(70,176)

Total stockholders’ equity	117,383	124,453

Total liabilities and stockholders’ equity	$4,956,561	$4,863,857

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended September 28, 2025 and September 27, 2026

(In Thousands)

(Unaudited)

	Nine Months Ended
	2025	2026
Cash flows from operating activities:
Net income	$138,594	$70,421
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	111,932	118,543
Amortization of cloud computing arrangements	13,449	14,375
Share-based compensation	9,770	11,744
Impairment of long-lived assets	5,364	7,417
Deferred income tax	26,808	(7,243)
Non-cash rental expense, net	34,670	38,040
Change in operating lease liabilities	(36,882)	(38,115)
Net receipt of deferred vendor incentives	6,568	4,634
Portfolio and system optimization gains, net	(326)	(5,981)
Distributions received from joint ventures, net of equity in earnings	2,363	1,968
Long-term debt-related activities, net	5,602	5,138
Cloud computing arrangements expenditures	(16,433)	(16,406)
Changes in operating assets and liabilities and other, net	(26,216)	34,415

Net cash provided by operating activities	275,263	238,950

Cash flows from investing activities:
Capital expenditures	(64,043)	(48,724)
Franchise development fund	(23,096)	(14,588)
Acquisitions	(16,854)	—
Dispositions	1,485	13,364
Notes receivable, net	1,949	—

Net cash used in investing activities	(100,559)	(49,948)

Cash flows from financing activities:
Proceeds from long-term debt	23,500	54,850
Repayments of long-term debt	(30,437)	(77,163)
Repayments of finance lease liabilities	(18,064)	(18,430)
Deferred financing costs	—	(600)
Repurchases of common stock	(200,766)	(1,922)
Dividends	(102,954)	(66,687)
Proceeds from stock option exercises	1,916	—
Payments related to tax withholding for share-based compensation	(2,827)	(2,360)

Net cash used in financing activities	(329,632)	(112,312)

Net cash (used in) provided by operations before effect of exchange rate changes on cash	(154,928)	76,690
Effect of exchange rate changes on cash	3,335	(2,403)

Net (decrease) increase in cash, cash equivalents and restricted cash	(151,593)	74,287
Cash, cash equivalents and restricted cash at beginning of period	503,608	357,672

Cash, cash equivalents and restricted cash at end of period	$352,015	$431,959

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Nine Month Periods Ended September 28, 2025 and September 27, 2026

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2025	2026	2025	2026
Net income	$44,252	$15,093	$138,594	$70,421
Provision for income taxes	18,984	10,338	55,459	37,742

Income before income taxes	63,236	25,431	194,053	108,163
Other income, net	(2,730)	(3,200)	(10,301)	(9,683)
Investment loss, net	—	—	1,718	—
Interest expense, net	31,543	33,576	93,965	101,532

Operating profit	92,049	55,807	279,435	200,012
Plus (less):
Advertising funds revenue	(107,013)	(111,373)	(318,738)	(347,135)
Advertising funds expense (a)	106,840	111,367	318,281	347,105
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	38,393	39,907	111,932	118,543
Amortization of cloud computing arrangements	5,226	5,036	13,449	14,375
Portfolio and system optimization gains, net	(29)	(3,689)	(326)	(5,981)
Reorganization and realignment costs	316	2,794	(202)	2,642
Strategic initiative expenses (b)	—	11,852	—	11,852
Impairment of long-lived assets	2,257	1,725	5,364	7,417

Adjusted EBITDA	$138,039	$113,426	$409,195	$348,830

Revenues	$549,516	$546,993	$1,633,917	$1,658,201
Less:
Advertising funds revenue	(107,013)	(111,373)	(318,738)	(347,135)

Adjusted revenues	$442,503	$435,620	$1,315,179	$1,311,066

(a)

Excludes advertising funds expense of $191 and $533 for the three and nine months ended September 28, 2025 related to the Company’s funding of incremental advertising. There was no funding of incremental advertising during the three and nine months ended September 27, 2026. In addition, excludes other international-related advertising (deficit) surplus of $(650) and $(1,769) for the three and nine months ended September 28, 2025, respectively, and $1,320 and $564 for the three and nine months ended September 27, 2026, respectively.

(b)

These transformational costs, which are infrequent or unusual in nature and outside of the Company’s normal ongoing operations, primarily include third-party consulting and professional fees related to Dave’s Way, as well as costs associated with discrete senior management and organizational actions.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Nine Month Periods Ended September 28, 2025 and September 27, 2026

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2025	2026	2025	2026
Net income	$44,252	$15,093	$138,594	$70,421

Plus (less):
Advertising funds revenue	(107,013)	(111,373)	(318,738)	(347,135)
Advertising funds expense (a)	106,840	111,367	318,281	347,105
Portfolio and system optimization gains, net	(29)	(3,689)	(326)	(5,981)
Reorganization and realignment costs	316	2,794	(202)	2,642
Strategic initiative expenses (b)	—	11,852	—	11,852
Impairment of long-lived assets	2,257	1,725	5,364	7,417

Total adjustments	2,371	12,676	4,379	15,900
Income tax impact on adjustments (c)	(628)	(3,114)	(1,208)	(3,894)

Total adjustments, net of income taxes	1,743	9,562	3,171	12,006

Adjusted income	$45,995	$24,655	$141,765	$82,427

Diluted earnings per share	$.23	$.08	$.71	$.37
Total adjustments per share, net of income taxes	.01	.05	.02	.06

Adjusted earnings per share	$.24	$.13	$.73	$.43

(a)

Excludes advertising funds expense of $191 and $533 for the three and nine months ended September 28, 2025 related to the Company’s funding of incremental advertising. There was no funding of incremental advertising during the three and nine months ended September 27, 2026. In addition, excludes other international-related advertising (deficit) surplus of $(650) and $(1,769) for the three and nine months ended September 28, 2025, respectively, and $1,320 and $564 for the three and nine months ended September 27, 2026, respectively.

(b)

These transformational costs, which are infrequent or unusual in nature and outside of the Company’s normal ongoing operations, primarily include third-party consulting and professional fees related to Dave’s Way, as well as costs associated with discrete senior management and organizational actions.

(c)	Adjustments relate to the tax effect of non-GAAP adjustments, which were determined based on the nature of the underlying non-GAAP adjustments and their relevant jurisdictional tax rates.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended September 28, 2025 and September 27, 2026

(In Thousands)

(Unaudited)

	Nine Months Ended
	2025	2026
Net cash provided by operating activities	$275,263	$238,950
Plus (less):
Capital expenditures	(64,043)	(48,724)
Franchise development fund	(23,096)	(14,588)
Advertising funds impact (a)	7,481	(1,414)

Free cash flow	$195,605	$174,224

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”